EXHIBIT 5.5
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[GRAPHIC OMITTED]
NETHERLAND, SEWELL & ASSOCIATES, INC.




CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the use of and reference to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of December 31, 2005, in the Registration Statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. (File No. 333-133648).


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


                                    By: /s/ Frederic D. Sewell
                                        -----------------------------------
                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer


Dallas, Texas
June 9, 2006